UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32499	23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
PRESS RELEASE
PRESS RELEASE

Item 8.01	Other Events

On February 3, 2005, Select Medical Corporation (the “Company”) issued a press release announcing that the consent solicitation commenced in connection with the cash tender offer to purchase any and all of its outstanding $175 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 and the consent solicitation commenced in connection with the cash tender offer to purchase any and all of its outstanding $175 million principal amount of 7 1/2% Senior Subordinated Notes due 2013 each had expired at 5:00 p.m., New York City time, on February 2, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on February 3, 2005, the Company issued a press release announcing that it had priced its offering of $660 million aggregate principal amount of Senior Subordinated Notes due 2015. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated February 3, 2005.

99.2	Select Medical Corporation Press Release, dated February 3, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: February 3, 2005	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated February 3, 2005.

99.2	Select Medical Corporation Press Release, dated February 3, 2005.